Exhibit 5.6

Your Ref: A&A/1600036/DAMA/LKH/JDW

Our Ref:

4 May 2018

Vantage Drilling International

777 Post Oak Boulevard, Suite 800,

Houston, Texas 77056

Attn to: Melisa Jacobs

Dear Sirs,

Re: Registration of Securities of Vantage Drilling International and Subsidiaries

1.	BACKGROUND

We have acted as special Malaysia counsel for Vantage Drilling International (formerly known as Offshore Group Investment Limited) (“Company”), Vantage Drilling (Malaysia) I Sdn. Bhd. (“VDM”) and Vantage Drilling Labuan I Ltd (“VDL”) in connection with the registration statement (“Registration Statement”) on Form S-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (“Commission”) under the United States Securities Act of 1933, as amended, (“Act”) relating to the sale by the selling securityholders identified in the prospectus (“Selling Securityholders”) from time to time of up to 2,841,768 units of stapled securities (“Stapled Securities”) of the Company.

Each Stapled Security comprises one ordinary share of the Company, par value USD$0.001 per share ( “Common Share”), and USD$172.61 original issuance principal amount of the Company’s 1%/12% Step-Up Senior Secured Third Lien Convertible Notes due 2013 (“Notes”), in each case subject to adjustment as described in the Indenture (as defined below).

The Notes were issued under an indenture, dated February 10, 2016 (as supplemented, “Indenture”), among the Company, the guarantors named therein, including VDM and VDL (“Guarantors”) and U.S. Bank National Association, not in its individual capacity but solely as trustee (together with its successors and assigns, in such capacity, “Trustee”) and not in its individual capacity but solely as collateral agent (together with its successors and assigns, in such capacity, “Noteholder Collateral Agent”). The Notes are guaranteed (“Guarantees” and, together with Stapled Securities and the Notes, “Securities”) by the Guarantors.

In rendering this opinion, we have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The Certificate of Incorporation and Constitution of VDM as registered or adopted as at the date of incorporation, 25th day of January 2011 (“VDM Certificate of Incorporation and Constitution”);

1.2	The Certificate of Incorporation and Constitution of VDL as registered or adopted as at the date of incorporation, 21st day of January, 2011 (“VDL Certificate of Incorporation and Constitution”);

1.3	The Letter of Good Standing issued by the Labuan Financial Services Authority (the registrar of the companies registered under the Labuan Companies Act 1990 in Malaysia) (“Labuan FSA”) in respect of VDL dated 12 April 2018 (“VDL Letter of Good Standing”);

Azmi & Associates

1.4	The corporate information search issued by the Companies Commission of Malaysia (the registrar of the companies registered under the Companies Act 2016) (“CCM”) dated 2 May 2018 in respect of VDM;

1.5	A company charges search issued by CCM dated 2 May 2018 in respect of VDM;

1.6	CTOS credit reports on Mr Mohammed Izad Bin Ariffin, Mr Loke Chee Kien and Mr Kenneth Howden, being directors of VDM, dated 4 May 2018;

1.7	A CTOS credit report on VDM, dated 4 May 2018;

1.8	A Letter of Information issued by Labuan FSA dated 12 April 2018 in respect of VDL;

1.9	A Letter of Charges issued by Labuan FSA dated 12 April 2018 in respect of VDL; and

1.10	Board of Directors’ Resolutions dated 10th February 2016 in respect of VDM and VDL (“Board of Directors’ Resolutions”).

2.	ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of Malaysia which are in force on the date of this opinion. In giving this opinion, we have relied upon the following assumptions, without further verification, that:

2.1	each document submitted to us for our review is authentic, accurate, and complete, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

2.2	each certificate issued by a governmental official, office or agency concerning VDM and VDL, including but not limited to certificates of corporate status, is accurate, complete and authentic;

2.3	all conditions referred to in the approval letter from the Central Bank of Malaysia dated 18 February 2016, issued to VDM remain satisfied, unless otherwise stated in this opinion;

2.4	as of the date of this opinion and based on the confirmation received from the company secretary of VDM, that the following conditions have been satisfied:

(i)	the company was incorporated of at least 18 months;

(ii)	the company has lodged its latest annual return and financial statements or certificate relating to an exempt private company;

(iii)	the company’s present status is existing and not in the process of winding up or in the process of striking off or dissolved;

(iv)	the company is not dormant as per nature of business;

(v)	the company has a registered office address; and

(vi)	the company or its directors do not have outstanding compound.

3.	QUALIFICATIONS

This opinion only relates to the laws of general application of Malaysia as at the date hereof and as currently applied by the Malaysian courts, and is given on the basis that it will be governed by and construed in accordance with the laws of Malaysia. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Malaysia. In rendering this legal opinion, we have assumed:

3.1	the completeness and conformity to originals of all agreements and/or documents supplied to us as copied and the authenticity of the originals of the agreements and/or documents;

Azmi & Associates

3.2	all signatures, initials and seals are genuine;

3.3	that there have been no amendments to the VDM Certificate of Incorporation and Constitution and VDL Certificate of Incorporation and Constitution examined by us;

3.4	that the Board of Directors’ Resolutions of VDM and VDL have been duly passed and have not been amended or rescinded and are in full force and effect;

3.5	save to the extent expressly opined on this opinion, that all factual statements made in the Notes and the Indenture are correct and are not misleading due to the omission, whether wilful or otherwise, of any material fact (as to which we express no opinion).

We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this opinion that may result from any change of law or fact that may arise after the date of this opinion. Our opinion is limited to the matters stated herein and no opinion is to be implied or inferred beyond the matters stated herein.

4.	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out above, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

4.1	VDM and VDL have been duly organized and are validly existing in good standing under the laws of Malaysia;

4.2	The execution, delivery and performance of the Indenture by VDM has been duly authorized by all necessary action on the part of VDM;

4.3	The execution, delivery and performance of the Indenture by VDL have been duly authorized by all necessary action on the part of VDL;

4.4	The Guarantees by VDM and VDL with respect to the Notes have been duly authorized by VDM and VDL;

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations, warranties, or other information, contained in any of the above documents or any document examined in connection with this opinion except as expressly confirmed herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours faithfully,

for Azmi & Associates

/s/ Justin Dominic Wong	/s/ Lee King Hing	/s/ Dato’ Azmi Mohd Ali

Justin Dominic Wong	Lee King Hing	Dato’ Azmi Mohd Ali
Senior Associate 2	Senior Associate 1	Senior Partner

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